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                                                                     Exhibit 5.1

                           HUTCHINS, WHEELER & DITTMAR
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110



                                                          April 1, 1998


Freedom Securities Corporation
One Beacon Street
Boston, MA  02108

Ladies and Gentlemen:


         We have acted as counsel to Freedom Securities Corporation, a Delaware corporation (the "Company"), in connection with proceedings being taken to register under the Securities Act of 1933, as amended, up to 805,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") pursuant to a Registration Statement on Form S-1 filed with the Commission on or about the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Registration Statement"), which includes 105,000 shares which may be sold upon exercise of the underwriters' overallotment option described in the Registration Statement.


         As such counsel, we have examined (i) certain corporate records of the Company, including its Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws, stock records and Minutes of Meetings of its Board of Directors; (ii) a Certificate of the Secretary of State of the State of Delaware as to the legal existence of the Company; and (iii) such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Company is a validly existing corporation under the laws of the State of Delaware.

         2. The Company, as of the effective date of the foregoing Articles of Amendment, will be authorized to issue 60,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share.


         3. When issued and sold under the circumstances contemplated in the Registration Statement, the 805,000 shares of Common Stock offered by the Company will be duly authorized, validly issued, fully paid and nonassessable.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                               Very truly yours,


                                               /s/  Hutchins, Wheeler & Dittmar


                                               HUTCHINS, WHEELER & DITTMAR
                                               A Professional Corporation